Exhibit 10.4

Dave & Buster’s Entertainment, Inc.

2014 Omnibus Incentive Plan

RESTRICTED STOCK UNIT AGREEMENT

(Time-Based)

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Award Agreement”) is made effective as of [●] (the “Date of Grant”), between Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) and [●] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it would be in the best interests of the Company and its stockholders to grant the award (the “Award”) of restricted stock units (each, an “RSU”) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Grant of Award.

(a)    Restricted Stock Unit Component.  The Company hereby grants to the Participant [●] RSUs. The RSU Award will vest in [●] installments as following: [●] RSUs on [●], [●] RSUs on [●], and [●] RSUs on [●]1. Each RSU represents one notional share of common stock, par value $.01 per share, of the Company (each, a “Share”).

2.    Settlement; Payment.

(a)    RSUs.  Subject to the terms of the Plan and this Award Agreement, including, without limitation, Section 4 hereof, and to the extent that it would not cause a violation of Section 409A, each RSU shall be settled as soon as practicable following the applicable date of vesting, and in all events no later than sixty (60) days following the applicable date of vesting, as determined solely by the Company (the date of settlement, the “Settlement Date”). RSUs shall be converted into an equivalent number of Shares, which will be distributed to the Participant or the Participant’s legal representative. The Company may at its election either (a) on or after the Settlement Date, issue a certificate representing the Shares subject to this Award Agreement, or (b) not issue any certificate representing Shares subject to this Award Agreement and instead document the Participant’s interest in the Shares by registering the Shares with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form.

[1]	Breakout will depend on number of installments. Business practice is to round up beginning with first installment for any fractional shares.

RSU Agreement – [●]

(b)    Award Subject to Clawback Policy.  The Participant agrees and acknowledges that the Participant is bound by, and the Award is subject to, any clawback policy adopted by the Committee with respect to performance-based compensation.

3.    Termination of Service.  Notwithstanding anything herein to the contrary:

(a)    Termination of Service Due to Death or Disability.  Upon a termination of the Participant’s Service by reason of death or Disability at any time prior to the Settlement Date, any unvested RSUs shall immediately become vested, and then any unsettled portion of the Award shall be settled in accordance with Section 2 hereof in respect of the number of unsettled RSUs, notwithstanding the termination of the Participant’s Service, prorated to reflect the number of days from the Date of Grant through and including the date of death or Disability. For purposes of this Award Agreement, “Disability” means (i) “Disability” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (ii) if there is no such employment agreement or if it does not define Disability: the Participant is disabled to the extent that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Dave & Buster’s Management Corporation, Inc. The determination of the Participant’s Disability shall be made in good faith by a physician reasonably acceptable to the Company.

(b)    Termination without Cause or for Good Reason related to a Change of Control.  Upon (i) a termination of the Participant’s Service by the Company or one of its successors or Affiliates without Cause or due to the Participant’s resignation for Good Reason (excluding termination by reason of death or Disability), in either case prior to the Settlement Date (a “Specified Termination”) and (ii) either within ninety (90) days before or within twelve (12) months following the occurrence of a Change of Control of the Company (the “Protected Period”), any unvested RSUs shall immediately become vested, and then any unsettled portion of the Award shall be settled in accordance with Section 2 hereof in respect of the number of unsettled RSUs notwithstanding the termination of the Participant’s Service, prorated to reflect the number of days from the Date of Grant through and including the date of termination of Service; provided, that if a Specified Termination should occur prior to a Change of Control of the Company, the Award shall remain outstanding for ninety (90) days following such Specified Termination in order to determine whether such Specified Termination shall have occurred during a Protected Period such that the Award shall be eligible for settlement pursuant to this Section 3(b). For purposes of this Award Agreement, “Good Reason” means (i) “Good Reason” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (ii) if there is no such employment agreement or if it does not define Good Reason: Without the Participant’s consent, (A) a material reduction in the Participant’s annual base salary or (B) a relocation of the Participant’s primary place of employment with the Company by more than fifty (50) miles from that in effect as of the Date of Grant; provided, however, that neither item (A) nor item (B) shall constitute Good Reason unless the Participant has provided written notice to the Company within thirty (30) days of the occurrence of such event and the Company shall have failed to cure such event within thirty (30) days of receipt of such written notice.

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(c)    Other Terminations of Service.  Upon a termination of the Participant’s Service prior to the Settlement Date for any reason other than pursuant to Sections 3(a) or 3(b) above, the Award shall immediately terminate and be forfeited without consideration.

4.    No Right to Continued Service.  The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

5.    Shareholder Rights.  Neither the Participant nor the Participant’s representative shall have any rights as a shareholder of the Company with respect to the RSUs until such Person receives the Shares, if any, issued upon settlement.

6.    Non-Solicitation and Non-Hire.  If the Participant has an employment agreement with the Company or any of its Subsidiaries that contains non-solicitation and/or non-hire covenants, the covenants are incorporated herein by reference. To the extent the Participant does not have an employment agreement containing such covenants, the following restrictive covenants shall apply:

As a material incentive for the Company to enter into this Award Agreement, during the term of the Participant’s employment with the Company or any of its Subsidiaries and for a period of twelve (12) months from the termination of the Participant’s employment for any reason (including, without limitation, resignation by the Participant) (the “Non-Solicitation and Non-Hire Period”) the Participant shall not, directly or indirectly, on the Participant’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, induce or attempt to influence, induce, or encourage anyone who is or, within the six (6) months prior to the date of termination was, an employee of the Company or any of its Subsidiaries at or above the managerial level (including, without limitation, General Managers, Assistant General Managers, store departmental managers, and all higher-ranking managers) (for purposes of this Section 6, an “Employee”), client, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its Subsidiaries to cease doing business with, adversely alter or interfere with its business relationship with, the Company or any of its Subsidiaries. Further, during the Non-Solicitation and Non-Hire Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, (i) solicit or seek to hire any Employee, or in any other manner attempt directly or indirectly to influence, induce, or encourage any Employee to leave their employ (provided, however, that nothing herein shall restrict the Participant from engaging in any general solicitation that is not specifically targeted at such persons), nor shall the Participant use or disclose to any person, partnership, entity, association, or corporation any information concerning the names, addresses or personal telephone numbers of any Employee, (ii) without the Company’s prior written consent, hire, employ or engage as a consultant any Employee, or (iii) directly or indirectly solicit, induce, or attempt to influence, induce, or encourage any person, partnership, entity, association, or corporation that is a client or customer of the Company or its Subsidiaries and who or which the Participant helped to schedule or conduct a special event or corporate teambuilding while employed by the Company or its Subsidiaries to schedule or conduct a special event or corporate teambuilding through another person, partnership, entity, association, or corporation.

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This Section 6 shall survive exercise, termination or settlement of the RSU and termination or satisfaction of the Award Agreement.

7.    Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8.    Transferability.  Unless otherwise provided by the Committee, the Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.    Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes in respect of the Award, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10.    Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11.    Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

RSU Agreement – [●]

12.    Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

13.    Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

14.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Award Agreement to the substantive law of another jurisdiction. Each party to this Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”) and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with this Award Agreement.

(b)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

15.    Award Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

16.    No Guarantees Regarding Tax Treatment.  The Participant shall be responsible for all taxes with respect to the Award. The Committee and the Company make no guarantees regarding the tax treatment of the Award.

17.    Amendment.  The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time, subject to the terms of the Plan.

RSU Agreement – [●]

18.    Signature in Counterparts.  This Award Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

19.    Electronic Signature and Delivery.  This Award Agreement may be accepted by return signature or by electronic confirmation. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Award Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Award Agreement or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.

20.    Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[signature page follows]

RSU Agreement – [●]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Agreement as of the date first set forth above.

PARTICIPANT

By:
[●]

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:

Name:

Title:

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